As filed with the Securities and Exchange Commission on November 25, 2003

                                                          Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                          SOUTH JERSEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

New Jersey                                              22-1901645
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)

                              1 South Jersey Plaza
                            Folsom, New Jersey 08037
                                 (609) 561-9000
   (Address and telephone number of registrant's principal executive offices)

                               Charles Biscieglia
                      Chairman and Chief Executive Officer
                          South Jersey Industries, Inc.
                              1 South Jersey Plaza
                            Folsom, New Jersey 08037
                                 (609) 561-9000
                          (Name, address and telephone
                          number of agent for service)

                                 with a copy to:
                            Richard J. Busis, Esquire
                                 Cozen O'Connor
                               1900 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 665-2000

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.
                                  Cover Page 1

         If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------------- -------------------------- ------------------------- ------------------------
                                                               Proposed                   Proposed
         Title of                                               Maximum                   Maximum
        Securities                    Amount                   Aggregate                 Aggregate                 Amount Of
           To Be                      To Be                    Price Per                  Offering                Registration
        Registered                  Registered                 Share(1)                   Price(1)                   Fee(1)
---------------------------- ------------------------- -------------------------- ------------------------- ------------------------

Common Stock,
$1.25 par value                     1,500,000                  $38.575                  $57,862,500                $4,681.08

---------------------------- ------------------------- -------------------------- ------------------------- ------------------------

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices reported on the New York Stock Exchange of the Registrant's Common Stock on November 20, 2003.

         The prospectus included in this Registration Statement is a combined prospectus as permitted by Rule 429 under the Securities Act of 1933 and includes, as of November 21, 2003, a total of 404,347 shares of common stock previously registered and unsold under Registration Statement No. 333-69164.
                                  Cover Page 2

PROSPECTUS

                         SOUTH JERSEY INDUSTRIES , INC.
                           DIVIDEND REINVESTMENT PLAN

                                -----------------

         The Dividend Reinvestment Plan of South Jersey Industries, Inc. provides a participant with a simple, convenient and economical way of accumulating and increasing his or her investment in shares of our common stock without payment of any brokerage commission or service charge. Persons eligible to participate in the Plan include any record shareholder of our common stock, eligible employees of South Jersey Industries and its subsidiaries and any person who, upon enrolling in the Plan, agrees to purchase at least $100 of common stock. Shares purchased by a participant in the Plan may be treasury or newly issued shares of common stock acquired directly from us or, at our option, common stock purchased in the open market or in negotiated transactions.

         A participant may choose one of the following options:

         1. A participant may have all or part of the cash dividends on his or her common stock automatically reinvested in common stock, and may also make optional cash payments to purchase additional shares of common stock. Limits on the optional cash payments are stated later in this prospectus.

         2. A participant may continue to receive his or her dividends in cash, and may purchase common stock through optional cash payments, subject to the limitations stated later in this prospectus.

         In addition to the options available to other participants, eligible employees may purchase common stock through payroll deductions.

         The price of shares of newly issued or treasury common stock that the Plan acquires directly from South Jersey Industries will be 98% of the average of the high and low sale prices for the common stock for each of the last twelve days on which the common stock was traded prior to the date of purchase. However, if we elect to have the Plan acquire shares through open market purchases or negotiated transactions, the price for such shares will be the weighted average of the actual prices paid for all such shares. Until we notify participants that the Plan will purchase shares in the open market or in negotiated transactions, and that shares will therefore no longer be purchased at a discount, the Plan will acquire shares of common stock from South Jersey Industries and the discount will continue to apply.

         Shareholders who do not wish to participate in the Plan will receive dividends paid in cash, as usual. The Plan does not change our dividend policy, which will continue to depend upon earnings, financial requirements and other factors.

         South Jersey Industries' common stock trades on the NYSE under the ticker symbol "SJI."
                                     Page 1

         This prospectus relates to 1,904,347 shares of common stock registered by us.

         It is suggested that this prospectus be retained for future reference.

                   ------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

                      -------------------------------------

                The date of this prospectus is November 25, 2003

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference the information we file with the Commission. This permits us to disclose important information to you by referencing these filed documents. We incorporate by reference in this prospectus the following documents which have been filed with the Commission:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2002.
         2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.
         3. Our Quarterly Report on Form 10-Q for the quarter ended June 30,
            2003.
         4. Our Quarterly Report on Form 10-Q for the quarter ended
            September 30, 2003.
         5. Our Current Reports on Form 8-K filed on April 16, 2003, July 16, 2003, July 17, 2003 and October 3, 2003.
         6. The description of common stock contained in our Registration Statement on Form 8-B (File No.1-3990).

         In addition, all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in and shall be a part of this prospectus from the date of the filing of such documents.

         The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will modify or supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                             ADDITIONAL INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission's public reference room in Washington, D.C. and at its regional offices in New York and Chicago. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for
                                     Page 2

further information on the operation of the public reference rooms. Our Commission filings are also available to the public on the Commission's Internet site at http://www.sec.gov.

         This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto which we have filed with the Commission under the Securities Act of 1933 with respect to the shares of common stock offered hereby, and to which reference is hereby made. We will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any document incorporated by reference in this prospectus or in the registration statement, other than exhibits to such documents. Requests should be made to our Corporate Secretary at our address and telephone number set forth on the next page.

         Unless otherwise indicated, references to "we," "us" and "our" refer to South Jersey Industries, Inc.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains or incorporates certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. All statements in this prospectus, other than statements of historical fact are forward-looking statements. These forward-looking statements are made based upon management's expectations and beliefs concerning future events impacting us and involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and actual results could differ materially from those expressed or implied in the forward-looking statements. Also, in making forward-looking statements, we assume no duty to update these statements should expectations change or actual results and events differ from current expectations.

         A number of factors could cause our actual results to differ materially from those anticipated, including, but not limited to the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; commodity costs; regulatory and court decisions; competition in our regulated and deregulated activities; the availability and cost of capital; our ability to maintain existing and/or establish successful new alliances and joint ventures to take advantage of marketing opportunities; costs and effects of legal proceedings and environmental liabilities; and changes in business strategies.
                                     Page 3

                          SOUTH JERSEY INDUSTRIES, INC.
                           DIVIDEND REINVESTMENT PLAN

                             SOUTH JERSEY INDUSTRIES

         South Jersey Industries is a diversified holding company, incorporated in New Jersey. Our principal subsidiary is a natural gas utility, South Jersey Gas Company. We also have non-regulated subsidiaries, including: South Jersey Energy Company, which acquires and markets natural gas to retail end users and provides management services to commercial and industrial customers; South Jersey Resources Group, LLC, which markets wholesale gas, storage and transportation in the mid-Atlantic and southern states; and Marina Energy LLC, which develops and operates energy-related projects in southern New Jersey. We are the issuer of the shares of common stock offered under the Plan. Our general mailing address is 1 South Jersey Plaza, Folsom, NJ 08037, and our telephone number is (609) 561-9000.

                             THE PLAN ADMINISTRATOR

         We will be responsible for administering the Plan. Our duties as plan administrator are described later in this prospectus. All communications to the Plan Administrator should be directed to the following address and telephone number:

                  Plan Administrator
                  South Jersey Industries, Inc.
                  1 South Jersey Plaza
                  Folsom, NJ 08037
                  Toll Free Number:  (888) 754-3100

                             PROVISIONS OF THE PLAN

         The following statements in question-and-answer form constitute the full provisions of our Dividend Reinvestment Plan. These statements reflect recent amendments to the Plan, including amendments relating to the calculation of the purchase price and the timing of reinvestment purchases.

Purposes and Advantages

         1.     What is the purpose of the Plan?

         The purpose of the Plan is to provide participants with a simple, convenient and economical method of accumulating and increasing their investment in our common stock. Consequently, participants who, in the sole judgment of the Plan Administrator, utilize the Plan excessively for arbitrage or short-term income producing strategies may, at the option of the Plan Administrator, have their participation in the Plan terminated by the Plan Administrator.

         2.     What are the advantages of the Plan to participants?

         A participant will obtain the following advantages:
                                     Page 4

o Dividends paid on all or part of a participant's shares of common stock will be automatically reinvested in shares of common stock.

o A participant may choose to make purchases of common stock in addition to the amount purchased through automatic dividend reinvestment, as long as the total amount of such optional purchases in any calendar year does not exceed $100,000. In certain instances, however, we may permit optional purchases in excess of $100,000. For purposes of calculating this dollar limit, Plan accounts under common control or management may be aggregated and deemed to be one account. (See Question 23.)

o As long as the Plan continues to purchase newly issued or treasury stock directly from us, participants will acquire common stock, through dividends paid on our common stock or through additional purchases of our common stock, at a discount of 2% from the applicable average market price. Until we notify participants that the Plan will purchase shares in the open market or in negotiated transactions, and that shares will therefore no longer be purchased at a discount, the Plan will acquire shares of common stock from us and the discount will continue to apply.

o We will pay all brokerage fees or service charges for purchases under the Plan. Participants will incur no brokerage or service charges for purchases made by the Plan.

o Regular statements of account will be mailed to each participant after each purchase of common stock under the Plan.

o The Plan allows a participant flexibility in the amount of investment he or she wishes to make and the manner in which he or she wishes to make them. A participant may choose to have automatic purchases made with all of his or her dividends or only a portion of them, may make optional purchases in any amount (subject to the limitations stated above and under Question 23), and may vary the amounts of his or her purchases from time to time.

o Eligible employees may also invest in our common stock through automatic payroll deductions.

Participation

         3.     Who is eligible to participate in the Plan?

         (a) Shareholders of record of our common stock are eligible to participate in the Plan. Beneficial but not record owners of common stock (that is, persons whose shares are registered in names other than their own, such as in the name of a broker, trustee or bank nominee) must transfer into their own names those shares which they wish to be subject to automatic dividend reinvestment under the Plan.
                                     Page 5

         (b) Any person who is not currently an eligible shareholder but who enrolls in the Plan and makes an initial purchase of at least $100 of common stock as part of the enrollment process is also eligible to participate in the Plan.

         (c) All full-time, regular employees of the Company or any of its subsidiaries are eligible to participate in the Plan. Eligible employees are required to have first purchased at least one share of common stock in order to become participants. (See Question 11.)

         (d) All directors of the Company or any of its subsidiaries are eligible to participate in the Plan. (See Question 15.)

         4.     How does one participate?

         One may enroll in the Plan by completing an Authorization and Enrollment Form and returning it to the Plan Administrator. The Authorization and Enrollment Form and a Plan prospectus may be obtained by writing or calling the Plan Administrator. Anyone who is not an eligible shareholder or an eligible employee must also purchase at least $100 of common stock as part of the enrollment process. As long as we continue to provide newly issued or treasury stock for purchase under the Plan, an initial purchase of at least $100 of common stock will be made at a price equal to 98% of the average of the high and low sale prices for our common stock for each of the last twelve days on which common stock was traded prior to the date of purchase. If we elect to have the Plan acquire common stock on the open market or in negotiated transactions, the initial purchase of at least $100 of common stock will be made at the weighted average of the prices paid for all such shares.

         5.     When may one join the Plan?

         One may enroll in the Plan at any time. However, the Authorization and Enrollment Form must be received by the Plan Administrator before certain recurring deadlines in order for the shareholder's dividends and any payments for optional purchases to be promptly invested. (See Questions 18 and 22.)

         6.     How is a Plan account opened?

         The Authorization and Enrollment Form is used to instruct the Plan Administrator to open an account for a participant and to purchase common stock on the participant's behalf. A participant must furnish his or her federal tax identification number to the Plan Administrator when opening a Plan account, and that tax identification number will not be accepted for more than one Plan account.

         7.     How will common stock be purchased under the Plan?

         Under the Plan, the Plan Administrator will purchase common stock on a participant's behalf by making reinvestment purchases of common stock using the participant's common stock dividends (either directly or in repayment of funds advanced by us for that purpose prior to a dividend payment date), by making optional purchases of common stock using such payments (subject to the limitations stated under Question 23) as the participant forwards for that
                                     Page 6

purpose, or in the case of eligible employees, by making payroll deduction purchases using the amounts collected from payroll deductions.

         All shares of common stock that the Plan Administrator purchases for a participant under the Plan, whether through the automatic reinvestment of dividends, with optional payments or with payroll deduction payments, will be credited to the participant's Plan account and held on his or her behalf by the Plan Administrator, unless other instructions are given. Thus, the shares purchased for a participant under the Plan will be held separately from those shares of common stock that the participant purchases (or has previously purchased) outside the Plan and holds in his or her own name.

         Shares purchased by participants under the Plan may be treasury or newly issued shares of common stock acquired from us, or may be purchased in the open market or in negotiated transactions. We determine the source or sources of shares used to fulfill Plan requirements and may change such determination from time to time. We will notify participants of each change that results in the discontinuation of a participant's ability to purchase shares at a discount from applicable market prices.

         8. How does a participant specify the extent of his or her participation in the Plan?

         On the Authorization and Enrollment Form, a participant will specify the extent of his or her participation in the Plan by selecting one of the following investment options:

                           Full Dividend Reinvestment -- All of the shares of
                  common stock held by the participant outside the Plan will be subject to automatic dividend reinvestment; thus, the dividends on all such shares will automatically be reinvested in common stock at a price determined in the manner set forth in Question 20. In addition, at his or her discretion, the participant may make optional payments to be used for optional purchases of common stock at a price determined in the manner set forth in Question 24, subject to the limitations stated under Question 23.

                           Partial Dividend Reinvestment -- Except for those
                  shares on which the participant specifies he or she is to receive cash dividends, all of the shares of common stock held by the participant outside the Plan will be subject to dividend reinvestment; thus, the dividends paid on all but the specified shares will be reinvested in common stock at a price determined in the manner set forth in Question 20. The participant may also, at his or her discretion, make optional payments to be used for optional purchases of common stock at a price determined in the manner set forth in Question 24. All such optional purchases are subject to the limitations stated under Question 23.

                           Optional Purchases Only -- None of the shares of
                  common stock held by the participant outside the Plan will be subject to automatic dividend reinvestment; thus, the dividends on all such shares will be paid to him or her in cash, as usual. However, the participant may, at his or her discretion, make optional payments to be used for optional
                                     Page 7

                  purchases of common stock at a price determined in the manner set forth in Question 24, subject to the limitations stated under Question 23.

         No matter which of the above options is chosen, all shares purchased under the Plan (regardless of whether they were reinvestment purchases, optional purchases or payroll deduction purchases) and held in the Plan account will be subject to automatic dividend reinvestment, and the dividends on all such shares will automatically be reinvested in common stock at a price determined in the manner set forth in Question 20.

         In the event no investment option is specified, the participant will be deemed to have selected the full dividend reinvestment option.

         9. May a participant change the extent of his or her participation in the Plan after enrollment?

         Yes. A participant may change investment options at any time by completing a new Authorization and Enrollment Form and returning it to the Plan Administrator. However, the new Authorization and Enrollment Form must be received before certain recurring deadlines in order for the change in investment options to be given effect promptly. See Questions 18 and 22.

         10. How will certificates for new shares purchased under the Plan be issued?

         Normally, certificates for shares of common stock purchased under the Plan will not be issued to participants, but will be held in the name of the Plan Administrator. Thus, participants need not be responsible for the safekeeping of the certificates representing their Plan share purchases. The number of shares credited to each participant's Plan account will be shown on his or her statement.

         A participant may, however, request that all or part of the certificates representing shares purchased for him or her under the Plan be issued to him or her. To do so, a participant must send a written request to the Plan Administrator. Only certificates for whole shares will be issued to participants. If there are any fractional shares in a participant's Plan account, certificates for those fractional shares will not be issued. Dividends on the shares for which certificates are issued to the participant will be reinvested or paid in cash, as the participant elects.

         11.    How does an eligible employee participate?

         An eligible employee may join the Plan at any time by completing an employee enrollment form and returning it to us. Employee enrollment forms may be obtained by request from us. An eligible employee need not be a registered holder of common stock but, by executing the employee enrollment form, agrees to have at least one share of common stock purchased on his or her behalf during the next payroll investment period (see Question 26) at a price determined in the manner set forth in Question 20. Each employee enrollment form for an eligible employee who is not a registered shareholder must be accompanied by a check in an amount at least equal to the price of one share. Any amount in excess of the price of one share will also be used to purchase common stock. Payment for this first share of common stock may not be made from payroll deductions.
                                     Page 8

         12.    What does the employee enrollment form provide?

         The employee enrollment form allows each eligible employee to decide the extent of participation in the Plan by payroll deductions. By checking the appropriate box on the employee enrollment form, eligible employees, as shareholders, may also elect to participate through reinvestment of dividends on shares held by them outside the Plan or through optional payments.

         13.    What about payroll deductions?

         Payroll deductions will be for an indefinite period. An eligible employee may specify on the employee enrollment form the biweekly amount to be withheld from the eligible employee's pay. The minimum deduction is $10 per pay period. Payroll deductions for eligible employees who are not registered shareholders will begin as soon as practicable following purchase of the first share of common stock as provided under Question 11.

         14. How does an eligible employee change the amount of payroll deduction or method of participation?

         An eligible employee may change or terminate his or her deductions by giving written notice to us. The employee enrollment form may be used for this purpose. Any request for change in or termination of deductions will become effective as soon as practicable following receipt by us of such request. Any other method of participation in the Plan by an eligible employee may be changed as described herein generally for participants in the Plan.

         15.    How may our directors participate in the Plan?

         Our directors who are eligible to receive cash fees for service on our Board of Directors (i.e., those directors who are not employees of the Company or its subsidiaries) are eligible to participate in the Plan. These eligible directors may participate through automatic deductions from their directors' fees.

         An eligible director may specify on the employee enrollment form the amount to be withheld from the eligible director's fee. The minimum deduction per fee received is $100 and the maximum deduction permitted is 100% of the eligible director's fee. Fee deductions for eligible directors will begin as soon as practicable following the receipt by us of an employee enrollment form as provided under Question 11.

         In all other respects, an eligible director participates in the Plan in the same way as an eligible employee.

Administration

         16.    What are the duties of the Plan Administrator?

         The Plan Administrator will establish a Plan account for each participant, will purchase shares directly from us, or at our option, on the open market or in negotiated transactions, will cause all purchases of common
                                     Page 9

stock to be made for each participant and will credit those purchases to the participant's Plan account. The Plan Administrator will also keep a record of all such purchases, will hold certificates for the purchased shares (unless otherwise instructed in writing), and will send each participant a statement of his or her Plan account following a purchase.

         17. How many shares of the common stock will be purchased for participants?

         Each participant's account will be credited with that number of shares (including fractional shares computed to three decimal places) equal to the amount invested for his or her account, divided by the price per share determined in a manner set forth in Question 20 of all purchases for all participants during the investment period (as defined under Question 18) or payroll investment period (as defined under Question 26), as applicable.

Reinvestment Purchases

         18.    When will reinvestment purchases be made?

         Reinvestment purchases made with common stock dividends will be made quarterly, on the dividend payment date for that quarter if the Plan acquires shares directly from us. If we pay a dividend less frequently than quarterly, reinvestment purchases will be made periodically following payment of such dividends. If the Plan acquires shares in the open market or in negotiated transactions, those reinvestment purchases will be made quarterly, subject to any waiting periods under applicable securities laws or stock exchange regulations, during the period beginning 26 business days prior to the dividend payment date for that quarter through the 20th business day after such dividend payment date. Purchases prior to the dividend payment date will be made with advances by the Company which will be repaid by the Plan as soon as practical after the dividend payment date. Currently, the dividend payment dates for our common stock occur on or about the second business day of April, July and October and on or about December 30. These dates are subject to change.

         The dividend record dates corresponding to those dividend payment dates have historically been March 10, June 10, September 10 and December 10. To provide for automatic dividend reinvestment on a given dividend payment date, a participant's Authorization and Enrollment Form must be received by the Plan Administrator at least five business days prior to the dividend record date for that dividend payment date. If an Authorization and Enrollment Form is received by the Plan Administrator less than five business days prior to the dividend record date, the pending dividend will be paid to the shareholder in cash and his or her instructions will be given effect starting with the next dividend payment.

         19.    How will reinvestment purchases be made?

         All shares purchased for participants under the Plan will be treasury or newly-issued shares, shares purchased on the open market or shares purchased through negotiated transactions. The number of shares to be purchased for each participant through a reinvestment purchase will depend upon the amount of the dividends being reinvested and the price of the common stock. The Plan Administrator will purchase as many whole shares and fractional shares (computed to three decimal places) as can be purchased with that amount of dividends.
                                    Page 10

         In the case of shares purchased on the open market or negotiated transactions, we will designate a registered broker-dealer to act as an independent agent in the purchase of common stock under the Plan. The purchasing representative shall generally have full discretion as to all matters relating to such purchases, including determining the number of shares, if any, to be purchased on any day during the investment period or at any time of that day, the prices paid for such shares, the markets on which such purchases are made, and the persons (including other brokers and dealers) from or through whom such purchases are made. Brokerage commissions and service fees will be paid by us. The Plan Administrator may also purchase shares directly from certain withdrawing participants.

         20. How will the price of shares purchased through reinvestment purchases be determined?

         The price of treasury or newly issued shares of common stock purchased directly from us will be 98% of the average of the high and low sale prices for our common stock for each of the last twelve days on which the common stock was traded prior to the date of purchase. However, if we elect to have the Plan acquire shares through open market purchases or negotiated transactions, the price for such shares will be the weighted average of the actual prices paid for all such shares. Until we notify participants that the Plan will purchase shares in the open market or in negotiated transactions, and that shares will therefore no longer be purchased at a discount, the Plan will acquire shares of common stock from us and the discount will continue to apply.

         21. Will shares acquired through reinvestment purchases be subject to automatic dividend reinvestment?

         Yes. All dividends paid on shares acquired through reinvestment purchases, so long as the shares are held in the participant's Plan account, will be automatically reinvested in additional shares of common stock. If certificates for shares acquired through reinvestment purchases are issued to the participant, the dividends paid on such shares will continue to be reinvested unless the participant elects to have them paid in cash by changing his or her investment option. Shares purchased with dividends reinvested in the current quarter will be eligible to receive a dividend in the subsequent quarter.

Optional Purchases

         22.    When may Optional Purchases be made?

         A person who does not participate in the Plan may make an optional purchase at the time he or she enrolls in the Plan by enclosing an optional payment (a check drawn on a United States bank and in United States dollars and payable to "South Jersey Industries, Inc., Plan Administrator") with an Authorization and Enrollment Form. A person who is not an eligible shareholder at the time of enrollment must make an initial purchase of at least $100 of our common stock as part of the enrollment process. (See Questions 3 and 4.) The Authorization and Enrollment Form, together with the appropriate payment, should be returned to the Plan Administrator.

         In the case of newly issued or treasury common stock, the investment date for optional purchases will be the last business day of each month (except
                                    Page 11

for December, for which the investment date will be on or about December 30), other than for the months of March, June and September, when the purchase will be made in connection with the reinvestment purchases on the dividend payment date for those quarters (on or about the second business day of April, July and October) so long as dividends are paid in those months. In the case of open market or negotiated transactions, optional purchases will be made monthly, during the period beginning on the fifth business day preceding the end of each month and ending on the 15th business day of the following month. (See the first paragraph of Question 18 for an explanation of how shares acquired on the open market will be purchased in months when the investment date is the reinvestment purchase date).

         After initial enrollment in the Plan, a participant may make monthly optional purchases by sending his or her optional payment with an optional purchase form (the top portion of the statement) to the Plan Administrator.

         In the event a participant's optional payment is returned unpaid for any reason to the Plan Administrator by the bank on which it is drawn, the Plan Administrator may immediately sell from the participant's Plan account those shares purchased with the optional payment. A $25 fee will also be assessed against the participant's Plan account. If the net proceeds from the sale of the shares purchased with the optional payment is insufficient to cover the optional payment and $25 fee, the Plan Administrator may sell such additional shares from the participant's Plan account as necessary to satisfy the uncollected balance.

         Any optional payments that a participant submits to the Plan Administrator will be invested in shares of common stock on the next investment date. No interest will be paid to any participant on optional payments between the time the Plan Administrator receives them and the time they are invested. In order for optional payments to be invested on the next investment date, the Plan Administrator must have received such payment no later than the close of business on the fifth business day prior to the last business day of the month. For the months when the optional purchase is made in connection with the reinvestment purchase, the optional payment must have been received no later than the close of business on the fifth business day prior to the dividend payment date for that quarter. Participants are urged to submit their optional payments in accordance with these guidelines.

         If a participant submits an optional payment, and then wishes to have it returned to him or her rather than invested, the Plan Administrator will not be obligated to return it unless a written request that it be returned is received no later than the close of business on the fifth business day prior to the investment date.

         A participant is not obligated to make an optional purchase each month.

         23.    In what amounts may optional purchases be made?

         The minimum optional purchase is $25 and, subject to the exception set forth in the following paragraph, optional purchases may not aggregate more than $100,000 in any calendar year. For purposes of this limitation, the Company reserves the right at any time and from time to time to aggregate all Plan Accounts under the common control or management of brokers, dealers and other
                                    Page 12

institutional traders and to deem such Plan accounts as one account. The full amount of any month's optional purchase for a Plan account must be submitted to the Plan Administrator in a single payment. The Plan Administrator will purchase as many whole shares and fractional shares (computed to three decimal places) of common stock as can be purchased with the amount submitted.

         A participant may make optional purchases in excess of the $100,000 limitation only if such participant requests a waiver of the limit and we grant such request. Grants of waiver requests will be made in our sole discretion. To request a waiver, participants must contact the Plan Administrator at the address or phone number set forth on page 4 of this prospectus.

         24. How will the price of shares purchased through optional purchases be determined?

         The price of shares purchased through Optional Purchases will be determined in the same manner as determined for reinvestment purchases. (See Question 20.)

         Optional Payments received from foreign participants must be in United States dollars and will be invested in the same way as optional payments from other participants.

         25. Will shares acquired through optional purchases be subject to automatic dividend reinvestment?

         Yes. All dividends paid on shares acquired through optional purchases, so long as the shares are held in the participant's Plan account, will be automatically reinvested in shares of common stock. If certificates for shares acquired through optional purchases are issued to the participant, the dividends paid on such shares will continue to be reinvested unless the participant elects to have them paid in cash by changing his or her investment option. Shares purchased and credited to your account with optional payments prior to the ex-dividend date will be eligible to receive a dividend with respect to such dividend payment date.

Payroll Deduction Purchases

         26.    When will payroll deduction purchases be made?

         In the case of newly issued or treasury common stock, payroll deduction purchases will be made monthly on the last business day of each month (other than December, for which such purchases will be made on or about December 30), except for the months of March, June and September, when purchases will be made in connection with the reinvestment purchases for those quarters, with the payroll deduction payments from the preceding month. In the case of open market or negotiated transactions, payroll deduction purchases will be made monthly, during the period beginning on the fifth business day preceding the end of each month and ending on the 15th business day of the following month, with the payroll deduction payments from the preceding month. (See the first paragraph of Question 18 for an explanation of how shares acquired on the open market will be purchased in months when the investment date is the reinvestment purchase date.)

         The price of shares purchased through payroll deduction purchases will be determined in the same manner as determined for reinvestment purchases. (See Question 20.)
                                    Page 13

Costs

         27.    Are any fees or expenses incurred by a participant in the Plan?

         Participants will incur no brokerage commissions or administrative charges for purchases made through the Plan. However, brokerage commissions paid by us are considered by the Internal Revenue Service to be income to the recipient (see Question 35). There may be certain charges incurred upon a participant's withdrawal from the Plan, which are described under Question 30. In addition, charges will be incurred for optional payments returned unpaid as described under Question 22.

         In the case of open market purchases or negotiated transactions and in order to permit the Plan to purchase all of the common stock it requires each quarter with the least disruption to the market, we may advance funds to enable the Plan to begin quarterly purchases before the Plan receives dividends on the dividend payment date. Those advances will be repaid by the Plan, together with an interest charge equal to our internal cost of funds for the amount and period of such advance. This advance and interest charge will be paid out of dividends received from us as soon as practical after each quarterly dividend payment date. The interest charge will reduce the aggregate amount available to acquire common stock during the quarterly investment period but will be offset by additional dividends received by the Plan on common stock it acquires each investment period prior to the dividend record date.

Statements and Reports to Participants

         28.   What type of statements and reports will be sent to participants?

         Regular statements of account will be mailed to each participant following each purchase of common stock under the Plan. The statement will reflect the activity in the participant's Plan account for the year to date and the balance in the participant's Plan account following the most recent purchase. Participants will also receive the same communications as other shareholders, including any quarterly reports to shareholders, the annual report to shareholders and the proxy statement.

Withdrawal and Termination

         29.    When and how may a participant withdraw from the Plan?

         A participant may withdraw from the Plan at any time by properly completing the tear-off form on the back of his or her statement and sending it to the Plan Administrator. Eligible employee participants must also follow instructions under Question 14 to terminate payroll deductions. A participant who withdraws from the Plan may not join again for 12 months unless we otherwise consent.

         30.    What happens when a participant withdraws from the Plan?

         When a participant withdraws from the Plan he or she will be issued a certificate representing all of the whole shares credited to his or her Plan account, and a cash payment for any fraction of a share credited to his or her Plan account.
                                    Page 14

         If a participant's request to withdraw from the Plan is received prior to the ex-dividend date (ex-dividend dates ordinarily are the second business day prior to the record date), the withdrawal will be processed before the close of business on the day prior to the ex-dividend date, and the participant will receive the cash dividend paid on the next dividend payment date. If the request to withdraw is received on or after an ex-dividend date, the cash dividend paid on the next dividend payment date will be invested in common stock and the request for withdrawal will then be processed after this reinvestment purchase is credited to the participant's Plan account.

         If any optional payments or payroll deduction payments are being held on a participant's behalf at the time his or her request for withdrawal is received, the Plan Administrator will not be required to return them to him or her unless that request is received at least five business days prior to the next investment date. If the request is received less than five business days prior to the next investment date, the optional payments or payroll deduction payments will be invested in common stock and the request for withdrawal will then be processed.

         Upon tendering notice of withdrawal from the Plan, a participant may request that all whole shares credited to his or her Plan account be sold. Except as noted above, with respect to processing withdrawals following the ex-dividend date, the sale will be made as soon as practical after receipt of his or her request. The participant will receive the proceeds of the sale, less the brokerage commission, any transfer tax and a handling charge for the transaction which is generally $25.

         31. May a participant discontinue dividend reinvestment on shares held outside the Plan without withdrawing from the Plan?

         Yes. A participant who wishes to discontinue the automatic reinvestment of the dividends on the shares held outside the Plan may do so without withdrawing from the Plan, by filing a request to change his or her investment option. The tear-off form on the back of his or her statement may be used for this purpose. However, the dividends on the shares held in his or her Plan account will continue to be reinvested.

         32. What happens if a participant sells the shares of common stock he or she holds outside the Plan?

         If a participant sells all of the shares of common stock he or she holds outside the Plan, we will continue to reinvest the dividends on the shares held in his or her Plan Account. However, if less than one whole share is held in the Plan account at the time the shares held outside the Plan are sold, the participant will receive a cash payment for his or her fractional share and his or her Plan account will be closed.

         If a participant who has chosen partial dividend reinvestment as the investment option sells a portion of the shares of common stock held outside the Plan, the shares that are sold will be considered, to the extent possible, to have been those not subject to dividend reinvestment, and the shares which are retained will be considered to have been those subject to dividend reinvestment and will continue to be subject to such reinvestment.
                                    Page 15

         33.      What happens if we terminate the Plan?

         If we terminate the Plan (see Question 41), the provisions listed under Question 30 will apply, substituting the date of the termination of the Plan for the date the participant's withdrawal request is received.

Rights Offerings and Share Distributions

         34.    What happens if we make a rights offering or share distribution?

         In the event we make a rights offering of any of our securities to shareholders of common stock, a participant's entitlement will be based on the total shares registered in the participant's name, including shares credited to the participant's Plan account. However, rights will be issued for the number of whole shares only. Rights based on a fraction of a share will be sold if a market for them exists, and a check for the net proceeds will be sent to the participant.

         Any dividend payable in common stock or any split shares, to the extent attributable to shares held in a participant's Plan account, will be added to that participant's Plan account. Any dividend payable in common stock or any split shares, to the extent attributable to shares held by a participant outside the Plan, will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

Taxes

         35. What are the federal income tax consequences of participation in the Plan?

         We believe that the federal income tax consequences of participating in the Plan will be as follows:

                           (a) Participants will be treated for federal income
                  tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the shares acquired from us with reinvested dividends. Fair market value for such purpose will be: (i) in the case of treasury or newly issued shares acquired by the Plan, the average of the high and low sale prices for the common stock on the dividend payment date, and not a 2% discount from the twelve-day average of closing sales prices used to calculate the purchase price for such shares under the Plan; (ii) in the case of shares acquired by the Plan on the open market or in negotiated transactions, the weighted average of the actual prices paid for all such shares. Participants who purchase treasury or newly issued shares with optional payments will be treated as having received a taxable dividend on the applicable investment date equal to the difference between the fair market value of such shares, determined under the rule set forth in the preceding sentence, and the amount paid for them. In the case of shares purchased on the open market, participants will be treated as having received an additional dividend in the amount of the brokerage fees, if any, that are paid by us.
                                    Page 16

                           (b) The fair market value determined as set forth in
                  paragraph (a) will be the tax basis for determining gain or loss upon any subsequent sale of shares (increased, in the case of open market purchases, by the amount of the brokerage fees, if any, paid by us).

                           (c) A participant's holding period for shares
                  acquired pursuant to the Plan will begin on the day following the credit of such shares to such participant's Plan account.

         In the case of participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Plan Administrator will reinvest an amount equal to the dividends of such participants, less the amount of tax required to be withheld. The statements confirming purchases made for such participants will indicate the net dividend payment reinvested.

         36.    What are the effects of the new tax law on the Plan?

         The Jobs and Growth Tax Relief Reconciliation Act of 2003, enacted on May 28, 2003, reduces the maximum rate of tax imposed on most dividends received by individuals from the higher marginal income tax rates to 15% (5% for individuals in the lower tax brackets and 0% for these taxpayers in 2008). This provision applies to dividends received in taxable years beginning after December 31, 2002 and before January 1, 2009. In order to be eligible for the reduced tax rate, an individual shareholder must own our common stock for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date. Furthermore, if an individual receives an "extraordinary dividend" within the meaning of Section 1059 of the Internal Revenue Code (i.e., a dividend which equals or exceeds 10% of the individual's tax basis in our common stock) which is eligible for the reduced tax rate, any loss on a subsequent sale of the stock with respect to which such dividend is made will be treated as a long-term capital loss to the extent of such dividend. For purposes of determining the amount of deductable investment interest, a dividend is treated as investment income only if the individual elects to treat the dividend as not eligible for the reduced tax rate. For sales and exchanges of capital assets on or after May 6, 2003 and before January 1, 2009, the new act also reduces the top individual tax rate on adjusted net capital gains from 20% (10% for individuals in the lower tax brackets) to 15% (5% for individuals in the lower tax brackets and 0% for these taxpayers in 2008). You should consult your tax advisor regarding the specific tax consequences to you that may result from the new act.

         37. What information will be provided to participants for income tax purposes?

         As previously indicated under Question 28, each participant will receive statements advising him or her of purchases of shares of common stock. These statements should be retained for income tax purposes.
                                    Page 17

         38.    Should participants consult with their own tax advisers?

         Yes. Participants should consult with their own tax advisers for more information regarding the federal, state and local tax consequences of participation in the Plan.

Other Information

         39. How will a participant's shares held under the Plan be voted at meetings of shareholders?

         Each participant's Plan shares will automatically be voted in the same manner that his or her shares held outside the Plan are voted, either by proxy or in person. Matters involving written consents will also be handled in the same way. If a participant no longer holds shares outside the Plan, but shares remain in his or her Plan account, those remaining shares will be voted in accordance with instructions received from the participant. If no instructions are received, they will not be voted.

         40. May shares held in a participant's Plan account be pledged or assigned?

         Shares credited to a participant's Plan account may not be pledged or assigned, and any such purported pledge or assignment will be void. If a participant wishes to pledge or assign such shares, he must first request that a certificate for them be issued in his or her name.

         41.      Who interprets and regulates the Plan?

         We reserve the sole right to interpret and regulate the Plan.

         42.      May the Plan be terminated, suspended or amended?

         We may, in our sole discretion and by written notice, terminate at any time any participant's participation in the Plan. We may at any time and for any reason terminate or suspend the Plan, or amend any provision of the Plan, and if we do so, we will send written notice to all participants. All notices will be mailed to each participant's address as shown on our records. We reserve the right to resign as Plan Administrator and to appoint a successor.

         43. What are the responsibilities of South Jersey Industries and the Plan Administrator?

         In acting under the terms and conditions of the Plan as described in this prospectus, neither we nor the Plan Administrator (if other than us) shall be liable for any act done in good faith or for any good faith omission to act including, without limitation, any failure, prior to receipt by the Plan Administrator of notice in writing of the death of a participant, to terminate a Plan account by reason of such death. In addition, neither we nor the Plan Administrator (if other than us) shall be liable with respect to the prices at which shares are purchased or sold for any participant's Plan account or the times when such purchases or sales are made or with respect to any fluctuation in the market value before or after such purchases or sales of shares.
                                    Page 18

                                 USE OF PROCEEDS

         The net proceeds from the sale of treasury or newly issued common stock by us to the Plan will be added to our general funds and used for our general corporate purposes.

                                  LEGAL OPINION

         Certain legal matters in connection with the authorization and issuance of the shares of common stock offered hereby have been passed upon by Cozen O'Connor, Philadelphia, Pennsylvania.

                                     EXPERTS

         The consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
                                    Page 19

                                    CONTENTS

Incorporation of Certain Documents by Reference...............................2
Additional Information........................................................2
Forward-Looking Statements....................................................3
South Jersey Industries.......................................................4
The Plan Administrator........................................................4
Provisions of the Plan........................................................4
         Purposes and Advantages..............................................4
         Participation........................................................5
         Administration.......................................................9
         Reinvestment Purchases...............................................10
         Optional Purchases...................................................11
         Payroll Deduction Purchases..........................................13
         Costs................................................................14
         Statements and Reports to Participants...............................14
         Withdrawal and Termination...........................................14
         Rights Offerings and Share Distributions.............................16
         Taxes................................................................16
         Other Information....................................................18
Use of Proceeds...............................................................19
Legal Opinion.................................................................19
Experts  .....................................................................19

                  ............................................

                          South Jersey Industries, Inc.

                     [LOGO OF SOUTH JERSEY INDUSTRIES, INC.]

                                  Common Stock
                                ($1.25 Par Value)

                  ............................................

                                   PROSPECTUS

                  ............................................

                           Dividend Reinvestment Plan


                                November 25, 2003

                  ............................................
                                    Page 20

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, other than the registration fee:

SEC registration fee...................................................   $4,681
Stock exchange listing fees............................................    2,500
Printing expenses......................................................    2,500
Legal fees and expenses................................................    7,500
Accountants' fees and expenses.........................................    5,000
Miscellaneous expenses.................................................    2,819
                                                                        --------
TOTAL..................................................................  $25,000
                                                                        ========
Item 15.  Indemnification of Directors and Officers.

         As authorized by Title 14A:3-5 of the New Jersey Business Corporation Act, Article IV of our Bylaws provides that any corporate agent (defined by the statute to include, among other things, officers and directors) shall be indemnified by us against liability and expense in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent to the extent that (a) such corporate agent is not otherwise indemnified and (b) the power to do so has been or may be granted by statute, and for this purpose our Board of Directors may, and on request of any such corporate agent shall be required to, determine in each case whether or not the applicable standards in any such statute have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.

         We maintain and pay all premiums on a directors and officers liability policy for our directors and officers and those of our subsidiaries.

Item 16.  Exhibits.

       Exhibit
       Number..............Description of Exhibits
       ------              -----------------------

         5                 Opinion of Cozen O'Connor

         23.1              Consent of Deloitte & Touche LLP

         23.2              Consent of Cozen O'Connor (contained in Exhibit 5)

         24................Power of Attorney (included on signature page of the registration statement)
                                    Page 21

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1)......To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)......to include any  prospectus  required by
Section  10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii).....to reflect in the  prospectus  any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)....to include any material  information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2)......That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)......To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                    Page 22

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Folsom, State of New Jersey, on November 21, 2003.

                            SOUTH JERSEY INDUSTRIES, INC.


                            By:  /s/ Charles Biscieglia
                            ---------------------------------------------------
                            Charles Biscieglia
                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Charles Biscieglia and David A. Kindlick, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                                    Date
---------                       -----                                    ----

/s/ Charles Biscieglia...Chairman of the Board and...........November 21, 2003
----------------------
Charles Biscieglia.......Chief Executive Officer
..........................(Principal Executive Officer)


/s/ David A. Kindlick....Vice President, Treasurer and...    November 21, 2003
---------------------
David A. Kindlick........Chief Financial Officer (Principal
..........................Financial and Accounting Officer)


/s/ Shirli M. Billings............Director...................November 21, 2003
----------------------
Shirli M. Billings
                                    Page 23

/s/ Keith S. Campbell.............Director...................November 21, 2003
---------------------
Keith S. Campbell


/s/ Sheila Hartnett-Devlin........Director...................November 21, 2003
--------------------------
Sheila Hartnett-Devlin


/s/ W. Cary Edwards...............Director...................November 21, 2003
-------------------
W. Cary Edwards


/s/ William J. Hughes.............Director...................November 21, 2003
---------------------
William J. Hughes


/s/ Herman D. James...............Director....................November 21, 2003
-------------------
Herman D. James


/s/ Clarence D. McCormick..........Director...................November 21, 2003
-------------------------
Clarence D. McCormick


/s/ Frederick R. Raring............Director...................November 21, 2003
-----------------------
Frederick R. Raring
                                    Page 24

                                  EXHIBIT INDEX


       Exhibit
       Number..............Description of Document
       ------              -----------------------

         5                 Opinion of Cozen O'Connor

         23.1              Consent of Deloitte & Touche LLP

         23.2              Consent of Cozen O'Connor (contained in Exhibit 5)

         24 Power of Attorney (included on signature page of the registration statement)
                                    Page 25
                                                                      Exhibit 5
                         [LETTERHEAD OF COZEN O'CONNOR]





                                November 24, 2003

South Jersey Industries
1 South Jersey Plaza
Folsom, NJ 08037

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  As counsel to South Jersey Industries, Inc. (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to 1,500,000 shares of the Company's common stock to be issued pursuant to the Company's Dividend Reinvestment Plan.

                  In connection therewith, we have examined the Company's Certificate of Incorporation, Bylaws and such corporate records and other documents as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

                  Based upon the foregoing examination, information and assumptions, it is our opinion that the shares of common stock being registered hereby will, when issued hereafter in accordance with the Dividend Reinvestment Plan, be legally issued, fully paid and non-assessable.

                  We hereby expressly consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Opinion" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

                                                              Very truly yours,

                                                              COZEN O'CONNOR
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                                                                   Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of South Jersey Industries, Inc. (the "Company") on Form S-3 of our report dated February 19, 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
November 25, 2003
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